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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                January 30, 2001

Internet Security Systems, Inc.
6303 Barfield Road
Atlanta, Georgia 30328

                  Re: Internet Security Systems, Inc. - Registration Statement for Offering of an Aggregate of 3,120,615 Shares of Common Stock

Dear Ladies and Gentlemen:

                  We have acted as counsel to Internet Security Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 3,120,615 shares of the Company's common stock (the "Shares") authorized for issuance under the Company's 1995 Stock Incentive Plan, the 1999 Employee Stock Purchase Plan and the 1999 International Employee Stock Purchase Plan (collectively, the "Plans")

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Plans and the authorization of additional shares reserved for issuance under the Plans. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of the stock option agreements, stock issuance agreements or stock purchase agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                             Very truly yours,


                                             /s/ BROBECK, PHLEGER & HARRISON LLP
                                             -----------------------------------
                                             BROBECK, PHLEGER & HARRISON LLP